December 2023

Pricing Supplement pursuant to Rule 424(b)(2) dated December 22, 2023 / Registration Statement No. 333-269296

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$9,621,000 Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index®. The securities may be automatically called on any call observation date.

Unless previously automatically called, on each coupon observation date (i) if the index closing value of any underlying index is less than its downside threshold level (3,565.9725 with respect to the S&P 500® Index, 1,525.4715 with respect to the Russell 2000® Index and 12,583.05 with respect to the Nasdaq-100 Index®, which in each case represents 75.00% of its initial index value of 4,754.63, 2,033.962 and 16,777.40, respectively), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its downside threshold level, you will receive on the applicable coupon payment date a payment of $21.125 for each $1,000 principal amount of your securities.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value, resulting in a payment on the applicable call payment date equal to the principal amount of your securities plus the coupon then due. No payments will be made after the call payment date.

At maturity, if not previously automatically called, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its downside threshold level you will receive the principal amount of your securities plus the coupon then due and (ii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of any underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•
if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,021.125 ($1,000 plus the final coupon) (you will not participate in any appreciation of the underlying indexes); or
•
if the final index value of any underlying index is less than its downside threshold level, the product of (i) $1,000 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion or all of the principal amount of their securities based on the performance of the worst performing underlying index.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $973 per principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your securities, if it makes a market in the securities, see the following page.

Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	December 28, 2023	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.00% ($192,420 in total)*	Net proceeds to the issuer:	98.00% ($9,428,580 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $20.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC

Pricing Supplement No. 12,611 dated December 22, 2023

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issue price, underwriting discount and net proceeds listed above relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $973 per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $27 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through March 26, 2024, as described below). On and after March 27, 2024, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $27 initial additional amount:

• $7 will decline to zero on a straight-line basis from the time of pricing through March 26, 2024; and

• $20 will decline to zero on a straight-line basis from January 22, 2024 through February 4, 2024.

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Underlier supplement no. 38 dated December 21, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 38 to “underlier(s)”, “indices”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst performing”, “pricing date” and “underlying index publisher”, respectively.

December 2023

December 2023

Registration Statement No. 333-269296

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$9,621,000 Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index®. The securities may be automatically called on any call observation date.

Unless previously automatically called, on each coupon observation date (i) if the index closing value of any underlying index is less than its downside threshold level (3,565.9725 with respect to the S&P 500® Index, 1,525.4715 with respect to the Russell 2000® Index and 12,583.05 with respect to the Nasdaq-100 Index®, which in each case represents 75.00% of its initial index value of 4,754.63, 2,033.962 and 16,777.40, respectively), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its downside threshold level, you will receive on the applicable coupon payment date a payment of $21.125 for each $1,000 principal amount of your securities.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value, resulting in a payment on the applicable call payment date equal to the principal amount of your securities plus the coupon then due. No payments will be made after the call payment date.

At maturity, if not previously automatically called, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its downside threshold level you will receive the principal amount of your securities plus the coupon then due and (ii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of any underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•
if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,021.125 ($1,000 plus the final coupon) (you will not participate in any appreciation of the underlying indexes); or
•
if the final index value of any underlying index is less than its downside threshold level, the product of (i) $1,000 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion or all of the principal amount of their securities based on the performance of the worst performing underlying index.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Aggregate principal amount:	$9,621,000
Underlying indexes:	S&P 500® Index, Russell 2000® Index and the Nasdaq-100 Index®
Pricing date:	December 22, 2023
Original issue date:	December 28, 2023
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Valuation date:	the last coupon observation date, December 22, 2025
Stated maturity date:	December 26, 2025
Estimated value:	approximately $973 per security
Automatic call feature:	if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will

December 2023

be automatically called and, in addition to the coupon then due, you will receive $1,000 for each $1,000 principal amount. No payments will be made after the call payment date.
Call observation dates:	each coupon observation date specified in the table below commencing on March 22, 2024 and ending on September 22, 2025
Call payment dates:	the coupon payment date immediately after the applicable call observation date
Payment at maturity:

if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000 plus the final coupon; or

if the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 25.00% and could be zero.

Initial index value:

4,754.63 with respect to the S&P 500® Index, 2,033.962 with respect to the Russell 2000® Index and 16,777.40 with respect to the Nasdaq-100 Index®. In each case, the index level represents the index closing value of such underlying index on the pricing date.

Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date
Downside threshold level:

3,565.9725 with respect to the S&P 500® Index, 1,525.4715 with respect to the Russell 2000® Index and 12,583.05 with respect to the Nasdaq-100 Index®, in each case 75.00% of such underlying index’s initial index value

Contingent quarterly coupon:
•
if the index closing value of each underlying index on the applicable coupon observation date is greater than or equal to its downside threshold level, $21.125 per security; or
•
if the index closing value of any underlying index on the applicable coupon observation date is less than its downside threshold level, $0.00

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
CUSIP / ISIN:	40057XKD6 / US40057XKD65
Stated principal amount/Original issue price:	$1,000 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC
Coupon observation dates*	Coupon payment dates**
March 22, 2024 Ɨ	March 27, 2024
June 24, 2024	June 27, 2024
September 23, 2024	September 26, 2024
December 23, 2024	December 27, 2024
March 24, 2025	March 27, 2025
June 23, 2025	June 26, 2025
September 22, 2025	September 25, 2025
December 22, 2025 (valuation date)	December 26, 2025 (stated maturity date)

*Subject to postponement for non-index business days and market disruption events

**Subject to postponement as described under “Additional Information About the Securities —Additional Provisions — Postponement of coupon payment dates” on page PS-35 of this pricing supplement

Ɨ This is the first date on which your notes may be automatically called.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 38” mean the accompanying underlier supplement no. 38 dated December 21, 2023 and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

The Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 75.00% of its initial index value, which we refer to as its downside threshold level, on the related coupon observation date. If the index closing value of any underlying index is less than its downside threshold level on any coupon observation date, we will not pay any coupon for the related quarterly period. If the securities are automatically called, no more contingent quarterly coupon payments will be made. It is possible that the index closing value of any underlying index could remain below its downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index was to be at or above its downside threshold level on some quarterly coupon observation dates, one or each underlying index may fluctuate below the downside threshold level on others. In addition, if the securities have not been automatically called prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 75.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 2 years (unless automatically called)
Contingent quarterly coupon:
•
If the index closing value of each underlying index on the applicable coupon observation date is greater than or equal to its downside threshold level, $21.125 per security; or
•
If the index closing value of any underlying index on the applicable coupon observation date is less than its downside threshold level, $0.00

Automatic call feature:

If, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and, in addition to the coupon then due, you will receive $1,000 for each $1,000

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

principal amount. No further payments will be made on the securities following an automatic call.
Payment at maturity:
•
If the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000 plus the final coupon; or
•
If the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its downside threshold level on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if each underlying index closes at or above its downside threshold level on each quarterly coupon observation date until the securities are automatically called or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 75.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity

This scenario assumes that each underlying index closes at or above its initial index value on a call observation date and, as a result, the securities are automatically called for the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date. If the securities are automatically called, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a final coupon at maturity

This scenario assumes that each underlying index closes at or above its downside threshold level on some quarterly coupon observation dates, but one or more underlying indexes closes below its downside threshold level on the others, and each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on the related coupon observation date, but not for the quarterly periods for which any index closing value is below its downside threshold level on the related coupon observation date. On the valuation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final coupon observation date.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above its downside threshold level on some quarterly coupon observation dates, but one or more underlying indexes closes below its downside threshold level on the others, and each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on the related coupon observation date, but not for the quarterly periods for which any index closing value is below its downside threshold level on the related coupon observation date. On the valuation date, one or more underlying indexes closes below its downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 75.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly coupon observation date, (2) the index closing values on each call observation date and (3) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Diagram #2: Call Observation Dates

Diagram #3: Payment at Maturity if the Securities are Not Automatically Called

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Contingent quarterly coupon:	$21.125 per security
Initial index values:	4,754.63 with respect to the S&P 500® Index, 2,033.962 with respect to the Russell 2000® Index and 16,777.40 with respect to the Nasdaq-100 Index®
Downside threshold levels:

3,565.9725 with respect to the S&P 500® Index, 1,525.4715 with respect to the Russell 2000® Index and 12,583.05 with respect to the Nasdaq-100 Index® (in each case, 75.00% of such underlying index’s initial index value)

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date:

Hypothetical Coupon Observation Date	Index Closing Value			Contingent Quarterly Coupon (per security)
	S&P 500® Index	Russell 2000® Index	Nasdaq-100 Index®
#1	3,900.00 (at or above downside threshold level)	1,600.000 (at or above downside threshold level)	12,600.00 (at or above downside threshold level)	$21.125
#2	1,600.00 (below downside threshold level)	1,600.000 (at or above downside threshold level)	10,000.00 (below downside threshold level)	$0.00
#3	4,300.00 (at or above downside threshold level)	1,700.000 (at or above downside threshold level)	10,500.00 (below downside threshold level)	$0.00
#4 - #8	1,500.00 (below downside threshold level)	800.000 (below downside threshold level)	10,000.00 (below downside threshold level)	$0.00

On hypothetical coupon observation date #1, each of the S&P 500® Index, Russell 2000® Index and Nasdaq-100 Index® close below its initial index value but at or above its downside threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #2 and #3, at least one underlying index closes at or above its downside threshold level but one or more of the other underlying indexes closes below its downside threshold level. Therefore, the securities are not automatically called and no contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #4 through #8, each underlying index closes below its downside threshold level and, accordingly, the securities are not automatically called and no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value of any underlying index is below its downside threshold level on the related coupon observation date.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Index Closing Value (Final Index Value)			Payment at Maturity
	S&P 500® Index	Russell 2000® Index	Nasdaq-100 Index®
#1	4,500.00 (at or above downside threshold level)	2,400.000 (at or above downside threshold level)	16,000.00 (at or above downside threshold level)	$1,021.125 (the stated principal amount + the contingent quarterly coupon with respect to the final coupon observation date)
#2	3,760.00 (at or above downside threshold level)	1,016.981 (below the downside threshold level)	10,000.00 (below the downside threshold level)	$1,000 × the worst performing index performance factor = $1,000 × (1,016.981 / 2,033.962) = $500.00
#3	2,377.32 (below the downside threshold level)	1,750.000 (at or above downside threshold level)	12,200.00 (below the downside threshold level)	$1,000 × (2,377.32 / 4,754.63) = $500.00
#4	1,664.12 (below the downside threshold level)	813.585 (below the downside threshold level)	6,710.96 (below the downside threshold level)	$1,000 × (1,664.12 / 4,754.63) = $350.00
#5	1,426.39 (below the downside threshold level)	711.887 (below the downside threshold level)	5,872.09 (below the downside threshold level)	$1,000 × (1,426.39 / 4,754.63) = $300.00

In example #1, the final index value of each of the S&P 500® Index, Russell 2000® Index and Nasdaq-100 Index® is at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of any underlying index.

In examples #2 and #3, the final index value of one underlying index is at or above its downside threshold level, but the final index value of each of the other underlying indexes is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined approximately 65.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the Nasdaq-100 Index® has declined approximately 60.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined approximately 70.00% from its initial index value, while each of the Russell 2000® Index and the Nasdaq-100 Index® has declined approximately 65.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $750.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical index closing values on a coupon observation date could have on the coupon payable on the related coupon payment date and (ii) the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can predict what the index closing value of any underlying index will be on any day throughout the life of your securities, what the index closing value of any underlying index will be on any coupon observation date or call observation date, as the case may be, and what the final index value of the worst performing underlying index will be on the valuation date. The underlying indexes have been highly volatile in the past — meaning that the index closing values have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Downside threshold level	with respect to each underlying index, 75.00% of such underlying index’s initial index value
Neither a market disruption event nor a non-index business day occurs on any originally scheduled coupon observation date or call observation date or the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index

Securities purchased on original issue date at the stated principal amount and held to a call payment date or the stated maturity date

For these reasons, the actual performances of the underlying indexes over the life of your securities and the actual index closing values on any coupon observation date or call observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be $1,000.00 plus the coupon then due. If, for example, the index closing values of each underlying index on the first call observation date were determined to be 150.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 102.1125% of the principal amount of your securities or $1,021.125 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the index closing value of at least one underlying index is less than its initial index value), the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

The Securities Have Not Been Automatically Called

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Automatically Called on a Call Observation Date (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
103.000%	100.000%*
101.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
85.000%	100.000%*
75.000%	100.000%*
74.999%	74.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

*Does not include the final coupon

If, for example, the securities have not been automatically called on a call observation date and the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value of the worst performing underlying index were determined to be zero, you would lose your entire investment in the securities. In addition, if the final index value of the worst performing underlying index were determined to be 150.000% of its initial index value, the payment at maturity (excluding the final coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

The payments on a coupon payment date or at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not guarantee the payment of

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

We cannot predict the actual index closing values of the underlying indexes on any day, the final index value of the underlying indexes or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing values of the underlying indexes and the market value of your securities at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that a holder will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are automatically called and on the actual index closing values of the underlying indexes on the coupon observation dates and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 38 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 38 and the accompanying general terms supplement no. 8,999. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® as measured from their initial index values to the index closing value of the worst performing underlying index on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Under these circumstances, you will lose a significant portion or all of your investment, which would include any premium to the principal amount you paid when you purchased the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Not Receive a Contingent Quarterly Coupon on Any Coupon Payment Date

If the index closing value of any underlying index on the related coupon observation date is less than its downside threshold level, you will not receive a coupon payment on the applicable coupon payment date. If the index closing value of any underlying index is less than its downside threshold level on every coupon observation date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced to as few as approximately three months after the original issue date. You will receive no further payments after the securities are redeemed. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Quarterly Coupon Does Not Reflect the Actual Performances of the Underlying Indexes from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation of the Underlying Indexes

The contingent quarterly coupon for each quarterly coupon payment date is different from, and may be less than, a contingent quarterly coupon determined based on the percentage difference of the index closing values of any underlying index between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of any underlying index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each coupon payment date. Accordingly, the contingent quarterly coupons, if any, on the securities may be less than the return you could earn on another instrument linked to any underlying index that pays coupons based on the performance of any underlying index from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Payment of the Contingent Quarterly Coupon, If Any, and the Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

The payment of the contingent quarterly coupon, if any, and the payment at maturity (if the securities are not automatically called) will be based on the worst performing underlying index without regard to the performance of any other underlying index. As a result, if the closing price of the worst performing underlying index on the applicable coupon observation date is less than the downside threshold level, you will not receive a contingent quarterly coupon with respect to such coupon observation date. Further, you could lose all or some of your initial investment at maturity if the worst performing underlying index performance factor is negative, even if there is an increase in the value of any other underlying index. This could be the case even if any other underlying index increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Receiving No Contingent Quarterly Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its downside threshold level on any coupon determination date or on the valuation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index. Therefore, you will be exposed equally to the risks related to each underlying index. Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes. Accordingly, your investment is subject to the full market risk of each underlying index.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Worst Performing Underlying Index

If your securities are not automatically called and the final index value of the worst performing underlying index is less than its downside threshold level, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 25.00% between the initial index value and the final index value of the worst performing underlying index will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than 75.00% of its initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the value of the worst performing underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

We refer to the stocks that are included in the underlying indexes as underlying index stocks. The applicable underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the value of the underlying indexes;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Values of the Underlying Indexes Change, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performances of the underlying indexes. Changes in the values of the underlying indexes may not result in a comparable change in the market value of your securities. Even if the values of the underlying indexes increase above their downside threshold levels during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Investing in the Securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying indexes or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying indexes or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying indexes or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying indexes — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any, on a call payment date or at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying indexes or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Additional Risks Related to the Underlying Indexes

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indexes or the Underlying Index Stocks Comprising the Underlying Indexes Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of an underlying index publisher concerning the calculation of the value of an underlying index, additions, deletions or substitutions of underlying index stocks comprising such underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment on a coupon payment date, a call payment date or at maturity and the market value of your securities before a coupon payment date, call payment date or the stated maturity date. The payment on a coupon payment date, a call payment date or at maturity and the market value of your securities could also be affected if the underlying index publisher changes these policies, for example, by changing the manner in which it calculates an underlying index value or if the applicable underlying index publisher discontinues or suspends calculation or publication of the value of an underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indexes on any such date — and thus the payment on a coupon payment date, a call payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value of each underlying index on any index business day and the coupon or payment on a coupon payment date, a call payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Related to the Nasdaq-100 Index®

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Securities

Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore your notes. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked, in part, to an underlying index (the Nasdaq-100 Index®) that is comprised, in part, of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the securities. Similarly, if underlying index stocks that are subject to those executive orders or subject to other

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

government regulatory action are not removed from an underlying index, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page PS-31 below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

The Underlying Indexes

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” on page S-116 of the accompanying underlier supplement no. 38.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers - Russell 2000® Index” on page S-79 of the accompanying underlier supplement no. 38.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks listed. For more details about the Nasdaq-100 Index®, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers - The Nasdaq-100 Index® on page S-61 of the accompanying underlier supplement no. 38.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying indexes have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in your receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this document and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying indexes. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2018, 2019, 2020, 2021, 2022 and 2023 (through December 22, 2023). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End

2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,170.70	4,530.41
Quarter ended June 30	4,582.64	3,666.77	3,785.38

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

	High	Low	Period End
Quarter ended September 30	4,305.20	3,585.62	3,585.62
Quarter ended December 31	4,080.11	3,577.03	3,839.50
2023
Quarter ended March 31	4,179.76	3,808.10	4,109.31
Quarter ended June 30	4,450.38	4,055.99	4,450.38
Quarter ended September 30	4,588.96	4,273.53	4,288.05
Quarter ending December 31 (through December 22, 2023)	4,768.370	4,117.370	4,754.63

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2018
Quarter ended March 31	1,610.706	1,463.793	1,529.427
Quarter ended June 30	1,706.985	1,492.531	1,643.069
Quarter ended September 30	1,740.753	1,653.132	1,696.571
Quarter ended December 31	1,672.992	1,266.925	1,348.559
2019
Quarter ended March 31	1,590.062	1,330.831	1,539.739
Quarter ended June 30	1,614.976	1,465.487	1,566.572
Quarter ended September 30	1,585.599	1,456.039	1,523.373
Quarter ended December 31	1,678.010	1,472.598	1,668.469
2020
Quarter ended March 31	1,705.215	991.164	1,153.103
Quarter ended June 30	1,536.895	1,052.053	1,441.365
Quarter ended September 30	1,592.287	1,398.920	1,507.692
Quarter ended December 31	2,007.104	1,531.202	1,974.855
2021
Quarter ended March 31	2,360.168	1,945.914	2,220.519
Quarter ended June 30	2,343.758	2,135.139	2,310.549
Quarter ended September 30	2,329.359	2,130.680	2,204.372
Quarter ended December 31	2,442.742	2,139.875	2,245.313
2022
Quarter ended March 31	2,272.557	1,931.288	2,070.125
Quarter ended June 30	2,095.440	1,649.836	1,707.990
Quarter ended September 30	2,021.346	1,655.882	1,664.716
Quarter ended December 31	1,892.839	1,682.403	1,761.246
2023
Quarter ended March 31	2,001.221	1,720.291	1,802.484
Quarter ended June 30	1,896.333	1,718.811	1,888.734
Quarter ended September 30	2,003.177	1761.609	1785.102
Quarter ending December 31 (through December 22, 2023)	2,033.962	1,636.938	2,033.962

Historical Quarterly High, Low and Period End Index Closing Values of the Nasdaq-100 Index®

	High	Low	Period End
2018
Quarter ended March 31	7,131.12	6,306.10	6,581.13
Quarter ended June 30	7,280.71	6,390.84	7,040.80
Quarter ended September 30	7,660.18	7,014.55	7,627.65
Quarter ended December 31	7,645.45	5,899.35	6,329.96

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

	High	Low	Period End
2019
Quarter ended March 31	7,493.27	6,147.13	7,378.77
Quarter ended June 30	7,845.73	6,978.02	7,671.08
Quarter ended September 30	8,016.95	7,415.69	7,749.45
Quarter ended December 31	8,778.31	7,550.79	8,733.07
2020
Quarter ended March 31	9,718.73	6,994.29	7,813.50
Quarter ended June 30	10,209.82	7,486.29	10,156.85
Quarter ended September 30	12,420.54	10,279.25	11,418.06
Quarter ended December 31	12,888.28	11,052.95	12,888.28
2021
Quarter ended March 31	13,807.70	12,299.08	13,091.44
Quarter ended June 30	14,572.75	13,001.63	14,554.80
Quarter ended September 30	15,675.76	14,549.09	14,689.62
Quarter ended December 31	16,573.34	14,472.12	16,320.08
2022
Quarter ended March 31	16,501.77	13,046.64	14,838.49
Quarter ended June 30	15,159.58	11,127.57	11,503.72
Quarter ended September 30	13,667.18	10,971.22	10,971.22
Quarter ended December 31	12,041.89	10,679.34	10,939.76
2023
Quarter ended March 31	13,181.35	10,741.22	13,181.35
Quarter ended June 30	15,185.48	12,725.11	15,179.21
Quarter ended September 30	15,841.35	14,545.83	14,715.24
Quarter ending December 31 (through December 22, 2023)	16,811.860	14,109.570	16,777.40

The graphs below show the daily historical index closing values of each underlying index from January 1, 2018 through December 22, 2023. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Historical Performance of the S&P 500® Index

5000
4000
3000
2000
1000
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Historical Performance of the Russell 2000® Index

Closing Level
2500
2000
1500
1000
500
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Historical Performance of the Nasdaq-100 Index®

17500
15000
12500
10000
7500
5000
2500
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•
a bank;
•
a life insurance company;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a tax exempt organization;
•
a partnership;
•
a person that owns a security as a hedge or that is hedged against interest rate risks;
•
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underlying indexes. Except as otherwise stated below, the discussion herein assumes that your securities will be so treated.

Contingent quarterly coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid contingent quarterly coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. Such capital gain or loss should generally be short-term capital gain or loss if you hold the securities for one year or less, and should be long-term capital gain or loss if you hold the securities for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

your securities by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your securities as notional principal contracts. It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner. You should consult your tax advisor as to possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the securities and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent quarterly coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the contingent quarterly coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the contingent quarterly coupon payments were characterized as contract fees). Withholding also may not apply to contingent quarterly coupon payments made to you if: (i) the contingent quarterly coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the contingent quarterly coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities and, notwithstanding that we do not intend to treat each security as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each security for U.S. federal income tax purposes are possible. Should an alternative characterization of each security by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

regulations were to apply to your securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying indexes during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payments or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-14 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC with respect to the S&P 500® Index, FTSE Russell with respect to the Russell 2000® Index and Nasdaq, Inc. with respect to the Nasdaq-100 Index®
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Regular record date:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of coupon payment dates:	As described under "Supplemental Terms of the Notes — Coupon Payment —Coupon Payment Dates” on page S-25 of the accompanying general terms supplement no. 8,999.
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Determination Date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-35 of the accompanying general terms supplement no. 8,999.
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-37 of the accompanying general terms supplement no. 8,999
FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S-50 of the accompanying general terms supplement no. 8,999

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $20.00, or 2.00% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on December 28, 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Underlier supplement no. 38 dated December 21, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 38 to “underlier(s)”, “indices”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst performing”, “pricing date” and “underlying index publisher”, respectively.

Validity of the Securities and Guarantee:

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof

December 2023

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.

December 2023

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 38, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 38, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 38, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$9,621,000

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due December 26, 2025

Principal at Risk Securities

Goldman Sachs & Co. LLC